Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2

AMENDMENT NO. 2, dated as of September 3, 2014 (this “Amendment”), to the Credit Agreement dated as of January 31, 2012 (as amended by Amendment No. 1, dated as of February 21, 2013, and as further amended, supplemented, amended and restated or otherwise modified from time to time) (the “Credit Agreement”) among PRESTIGE BRANDS HOLDINGS, INC., a Delaware corporation (“Holdings”), PRESTIGE BRANDS, INC., a Delaware corporation (the “Borrower”), the other Guarantors from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the other Agents named therein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Section 2.14 of the Credit Agreement permits the Borrower to establish Incremental Commitments with existing Lenders and/or Additional Lenders pursuant to the terms and conditions set forth therein;

WHEREAS, in connection with the consummation of the 2014 Transactions (as defined in Exhibit A), the Borrower desires to create a new Class of Term B-2 Loans under the Credit Agreement in an aggregate principal amount of up to $720.0 million, with such Term B-2 Loans having identical terms with, and having the same rights and obligations under the Loan Documents as, the Term B-1 Loans, as set forth in the Credit Agreement and Loan Documents, except as such terms are amended hereby;

WHEREAS, each Person that executes and delivers a joinder to this Amendment substantially in the form of Exhibit B (a “Joinder”) as a Term B-2 Lender will make Term B-2 Loans in the amount set forth on the signature page of such Person’s Joinder on the effective date of this Amendment to the Borrower, the proceeds of which may be used by the Borrower to consummate the 2014 Transactions;

WHEREAS, the Loan Parties and Required Lenders wish to make certain other amendments set forth in Exhibit A pursuant to amendments authorized by Section 10.01 of the Credit Agreement (the “Other Amendments”);

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.	Amendments.

(a) The Credit Agreement is, effective as of the Amendment No. 2 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto).

(b) Schedules 7.01, 7.02, 7.03, 7.08 and 7.09 attached hereto shall replace in their entirety Sections 7.01(b), 7.02(f), 7.03(b), 7.08 and 7.09 of the Confidential Disclosure Letter.

Section 2.	Conditions to Effectiveness (Relating to Establishment of Term B-2 Loans).

The effectiveness of the terms of this Amendment that relate solely to the incurrence of the Term B-2 Loans (the “Term B-2 Amendments”) and the obligation of the Term B-2 Lender to make its Term B-2 Loans hereunder shall be subject to the satisfaction of the following conditions precedent (the time upon which such conditions are satisfied, the Term B-2 Loans are made and the Term B-2 Amendments become effective, the “Term B-2 Loan Funding Time”):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:

(1) counterparts of this Amendment executed by (A) each Loan Party, (B) each Term B-2 Lender and (C) the Administrative Agent;

(2) a Note executed by the Borrower in favor of each Lender requesting a Note at least two (2) Business Days prior to the Amendment No. 2 Effective Date, if any.

(3) an opinion of (i) Kirkland & Ellis LLP, New York counsel to the Loan Parties, dated the Amendment No. 2 Effective Date, addressed to each Arranger, the Administrative Agent and the Term B-2 Lenders, substantially in the form previously provided to the Administrative Agent;

(4) (A) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State of the state of its organization or a similar Governmental Authority and (B) a certificate of a Responsible Officer of each Loan Party dated the Amendment No. 2 Effective Date and certifying (I) to the effect that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation or organization such Loan Party certified as of a recent date by the Secretary of State of the state of its organization, or in the alternative (other than in the case of Insight and its Subsidiaries), certifying that such certificate or articles of incorporation or organization have not been amended since the Amendment No. 1 Effective Date, and that such certificate or articles are in full force and effect, (x) attached thereto is a true and complete copy of the by-laws or operating agreements of each Loan Party as in effect on the dated the Amendment No. 2 Effective Date, or in the alternative (other than in the case of Insight and its Subsidiaries), certifying that such by-laws or operating agreements have not been amended since the Amendment No. 1 Effective Date and (y) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or member, as the case may be, of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, or in the alternative (other than in the case of Insight and its Subsidiaries), certifying that such resolutions have not been amended since the Amendment No. 1 Effective Date and (II) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of any Loan Party and signed by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this clause (B) or in the alternative (other than in the case of Insight and its Subsidiaries), certifying that the incumbency and specimen signature for each officer executing any Loan Document on behalf of any Loan Party has not changed since the Amendment No. 1 Effective Date;

(5) a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in paragraphs (c), (e), (f), (g) and (j) of this Section 2; and

(6) a certificate signed by the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower, certifying that, after giving effect to the 2014 Transactions, the Borrower and its subsidiaries on a consolidated basis are solvent.

(b) Prior to or substantially simultaneously with the borrowing under the Term B-2 Facility (i) the Insight Acquisition shall have been consummated or shall be consummated, in all material respects in accordance with the terms of the Insight Acquisition Agreement, dated April 25, 2014, without giving effect to any amendments, consents or waivers by you thereto that are material and adverse to the Lenders or the Amendment No. 2 Arrangers (as reasonably determined by the Lead Arranger), without the prior consent of the Amendment No. 2 Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (a) any reduction in the purchase price of, or consideration for, the Insight Acquisition is not material and adverse to the interests of the Lenders or the Lead Arranger, but shall reduce the commitment for the Term B-2 Loans and (b) any amendment to the definition of “Material Adverse Effect” is material and adverse to the interests of the Lenders and the Amendment No. 2 Arrangers) and (ii) the 2014 Refinancing shall have been consummated (and customary pay-off and lien release documentation in connection therewith shall have been delivered to the Administrative Agent).

(c) No change, effect, event, occurrence, state of facts or development shall have occurred since December 31, 2013 that constitutes, either individually or in the aggregate, a Material Adverse Effect (as defined in the Insight Acquisition Agreement).

(d) With respect to Insight and its Subsidiaries, the Administrative Agent’s receipt of the following each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) Security Agreement Supplement;

(ii) joinder to the Intercreditor Agreement;

(iii) joinder to the Credit Agreement;

(iv) counterpart to the Intercompany Note;

(v) certificates, if any, representing the Pledged Equity of Insight and its Subsidiaries required to be delivered pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank; and

(vi) to the extent requested by the Administrative Agent, evidence that all other actions, recordings and filings required by the Collateral Documents that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

provided, however, that, each of the requirements set forth in this clause (d), including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement (except for the execution and delivery of the documents in clauses (i) through (iv) above and to the extent that a Lien on such Collateral may be perfected (x) by the filing of a financing statement under the Uniform Commercial Code or (y) by the delivery of stock certificates of Insight and its wholly owned Material Domestic Subsidiaries other than any Unrestricted Subsidiaries) shall not constitute conditions precedent to the borrowing of the Term B-2 Loans on the Amendment No. 2 Effective Date after the Borrower’s use of commercially reasonable efforts to provide such items on or prior to the Amendment No. 2 Effective Date or without undue burden or expense if the Borrower agrees to deliver, or cause to be delivered, such search results, documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within ninety (90) days after the Amendment No. 2 Effective Date (subject to extensions approved by the Administrative Agent in its reasonable discretion).

(e) The Specified Representations shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) on and as of the Amendment No. 2 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

(f) The representations and warranties made by Insight in the Insight Acquisition Agreement that are material to the interests of the Lenders shall be true and correct, but only to the extent that Holdings or the Borrower has the right to terminate its obligations under the Insight Acquisition Agreement as a result of a breach of such representations and warranties.

(g) The Borrower and its Restricted Subsidiaries shall be in compliance with the covenants set forth in Section 7.11 of the Credit Agreement, determined on a Pro Forma Basis as of the Amendment No. 2 Effective Date and the last day of the most recently ended Test Period, in each case, as if any Term B-2 Loans had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith.

(h) The Amendment No. 2 Arrangers shall have received (a) audited consolidated balance sheets of Holdings and related statements of income, changes in equity and cash flows of the Borrower for the three most recent fiscal years ended at least 90 days prior to the Amendment No. 2 Effective Date, (b) audited consolidated balance sheets of Insight and related audited consolidated statements of operations, stockholders’ equity and cash flows of Insight for the fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013, (c) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of Holdings for each subsequent fiscal quarter (other than the fourth fiscal quarter of Holdings’ fiscal year) after the date of the most recent financial statements delivered pursuant to clause (a) above and ended at least 45 days before the Amendment No. 2 Effective Date and (d) an unaudited consolidated balance sheet of Insight as of March 31, 2014 and related unaudited consolidated statement of operations, stockholders’ equity and cash flows of Insight for the three (3)-month fiscal period then ended, as well as an unaudited consolidated balance sheet and related unaudited consolidated statement of operations, stockholders’ equity and cash flows of Insight as of the end of and for each fiscal quarter of Insight that ends after March 31, 2014 but at least 45 days prior to the Amendment No. 2 Effective Date.

(i) The Amendment No. 2 Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Amendment No. 2 Effective Date (or 90 days in case such four-fiscal quarter period is the end of the Borrower’s fiscal year), prepared after giving effect to the 2014 Transactions as if the 2014 Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).

(j) No Default or Event of Default shall exist, or would result from the Amendment and related Term B-2 Loans or from the application of the proceeds therefrom.

(k) All fees required to be paid on the Amendment No. 2 Effective Date pursuant to the Fee Letter and reasonable out-of-pocket expenses required to be paid to the Amendment No. 2 Arrangers on the Amendment No. 2 Effective Date, to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon the borrowing under the Term B-2 Facility, have been paid (which amounts may be offset against the proceeds of the Term B-2 Facility).

(l) The Administrative Agent and the Amendment No. 2 Arrangers shall have received all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least 15 days prior to the Amendment No. 2 Effective Date by the Administrative Agent or the Amendment No. 2 Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(m) The Administrative Agent shall have received a Committed Loan Notice not later than 1:00 p.m. (New York time) on the Business Day prior to the date of the proposed Credit Extension.

(n) The Administrative Agent shall have received the executed counterparts of the Joinder executed by the Borrower and each Term B-2 Lender.

Section 3.	Conditions to Effectiveness of the Other Amendments.

The effectiveness of the Other Amendments set forth in Exhibit A, shall be subject to the satisfaction of the following conditions precedent (the date upon which the Other Amendments become effective, the “Amendment No. 2 Effective Date”):

(a) The Term B-2 Loan Funding Time shall have occurred.

(b) Counterparts of this Amendment shall have been executed by the Required Lenders (after giving effect to the incurrence of the Term B-2 Loans).

Section 4.	Expenses.

The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

Section 5.	Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.	Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.15 and 10.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 7.	Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.	Reaffirmation.

Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations (including, without limitation, in respect of the Term B-2 Loans hereunder) under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations (including, without limitation, in respect of the Term B-2 Loans hereunder) pursuant to the Collateral Documents.

Section 9.	Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. For the avoidance of doubt, on and after the Amendment No. 2 Effective Date, this Amendment shall for all purposes constitute a Loan Document.

Section 10.	FATCA.

For purposes of determining withholding Taxes imposed under FATCA, including any FATCA-related compliance of any Person with Section 3.01(e) of the Credit Agreement, from and after the Amendment No. 2 Effective Date, the Borrower and the Administrative Agent agree to treat (and the Lenders hereby authorize the Borrower and the Administrative Agent to treat) (i) the Term B-1 Loans as no longer qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) and 1.1471-2T(b)(2), and (ii) the Term B-2 Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) and 1.1471-2T(b)(2).

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PRESTIGE BRANDS HOLDINGS, INC. [1], as Holdings and a Guarantor

By:	/s/ Ron Lombardi
Name: Ronald M. Lombardi
Title: Chief Financial Officer and Treasurer

PRESTIGE BRANDS, INC., as Borrower

By:	/s/ Ron Lombardi
Name: Ronald M. Lombardi
Title: Chief Financial Officer and Treasurer

BLACKSMITH BRANDS, INC.
MEDTECH HOLDINGS, INC.
MEDTECH PRODUCTS INC.
PRESTIGE BRANDS HOLDINGS, INC. [2]
PRESTIGE BRANDS INTERNATIONAL, INC.
PRESTIGE SERVICES CORP.
THE CUTEX COMPANY
THE SPIC AND SPAN COMPANY,
as Subsidiary Guarantors

By:	/s/ Ron Lombardi
Name: Ronald M. Lombardi
Title: Chief Financial Officer

1 A Delaware corporation

2 A Virginia corporation

CITIBANK, N.A., as Administrative Agent

By:	/s/ Caesar Wyszomirski
Name: Caesar Wyszomirski
Title: Vice President

EXHIBIT A

CITIBANK, N.A., as a Lender

By:	/s/ Justin Tichauer
Name: Justin Tichauer
Title: Vice President

EXHIBIT B

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of September 3, 2014 (this “Agreement”), by and among CITIBANK, N.A. (the “Term B-2 Lender”), Prestige Brands, Inc. (the “Borrower”), and CITIBANK, N.A. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of January 31, 2012 (as amended by Amendment No. 1, dated as of February 21, 2013, and as further amended, supplemented, amended and restated or otherwise modified in writing from time to time) (the “Credit Agreement”), among PRESTIGE BRANDS HOLDINGS, INC., a Delaware corporation (“Holdings”), PRESTIGE BRANDS, INC., a Delaware corporation (the “Borrower”), the other Guarantors from time to time party thereto, each lender from time to time party thereto and CITIBANK, N.A., as Administrative Agent and the other Agents named therein (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement (as amended by Amendment No. 2));

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Commitments (the “Term B-2 Commitments”) with existing Lenders and/or Additional Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Term B-2 Lender shall become a Lender pursuant to a Joinder Agreement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Term B-2 Lender hereby agrees to provide the Term B-2 Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.14 of the Credit Agreement. The Term B-2 Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in Section 2.14 of the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

The Term B-2 Lender, the Borrower and the Administrative Agent acknowledge and agree that the Term B-2 Commitments provided pursuant to this Agreement shall constitute Incremental Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. The Term B-2 Lender hereby agrees to make the Term B-2 Loan to the Borrower in an amount equal to its Term B-2 Commitment on the Amendment No. 2 Effective Date in accordance with Section 2.01(c) of the Credit Agreement.

The Term B-2 Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (including Amendment No. 2), together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by the Term B-2 Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, the Term B-2 Lender shall become a Lender under the Credit Agreement and shall have the respective Term B-2 Commitment set forth on its signature page hereto, effective as of the Amendment No. 2 Effective Date.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

B-2

CITIBANK, N.A.,
as Term B-2 Lender

By:
Name:
Title:

Term B-2 Commitments:

$720,000,000

B-3

PRESTIGE BRANDS, INC.

By:
Name:
Title:

B-4

Accepted:
CITIBANK, N.A.,
as Administrative Agent

By:	Name:
Title:

B-5